SECURITIES AND EXCHANGE COMMISSION

                                 Washington D.C.

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




                                January 15, 2003
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                Date of Report (Date of earliest event reported)

                                  NESTOR, INC.
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             (Exact name of registrant as specified in its charter)
                                    Delaware
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                 (State or other jurisdiction of incorporation)

            0-12965                                   13-3163744
---------------------------------     ------------------------------------------
 (Commission file number)                 (IRS employer identification number)


                         400 MASSASOIT AVENUE, SUITE 200
                         PROVIDENCE, RHODE ISLAND 02194
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                    (Address of principal executive offices)


                                 (401) 434-5522
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              (Registrant's telephone number, including area code)






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Item 5.  OTHER MATTERS.

     Nestor, Inc. announced that it has entered into an agreement with Silver Star Partners I, LLC whereby Silver Star will initially invest Two Million Three Hundred Seventy-Six Thousand Five Hundred Dollars ($2,376,500) in Nestor for the purchase of 49,000,000 shares of Nestor common stock ($.0485 per share)(the "Initial Investment"). Within three (3) business days of the date of filing of a Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Nestor providing for a one-for-ten reverse stock split of the common stock and an authorized common stock of 20,000,000 shares, Silver Star will invest (i) Six Hundred Twenty-Three Thousand Five Hundred Dollars ($623,500) in Nestor for the purchase of 1,285,567 shares (post-split) of Nestor common stock ($.485 per share) and (ii) at the option of Silver Star, up to an additional Three Million Dollars ($3,000,000) in Nestor for the purchase of up to an additional 6,185,567 shares (post-split) of Nestor common stock ($.485 per share)(the "Subsequent Investment"). Nestor has granted Silver Star certain registration rights in connection with the common stock. Nestor intends to use the proceeds for working capital.

     As a result of the Initial Investment, Silver Star has been granted representation on the Company's board of directors until the Subsequent Investment is made by Silver Star, and the Company has agreed to (i) accept the resignations of Robert Carroll, Leon Cooper, and Alvin Siteman from the board of directors and (ii) elect William B. Danzell, Stephen Marbut, and Robert Krasne to the board of directors as Silver Star's representatives. At the closing of the Subsequent Investment, the board of directors of Nestor will consist of a maximum of nine (9) members, or such other odd number of members as Silver Star shall determine, of which Silver Star will elect a majority. Nestor has also agreed to appoint William B. Danzell as interim Chief Executive Officer to serve in such capacity, without compensation, until the Subsequent Investment is made by Silver Star.

     A copy of the stock purchase agreement and the press release with respect to the transaction are attached as exhibits to this report.


Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c) Exhibits:

             The following exhibits are filed as part of this report:

             Exhibit Number           Description
             --------------           -----------
                  10.41               Stock Purchase Agreement, dated as of
                                      January 15, 2003, by and between Nestor,
                                      Inc. and Silver Star Partners I, LLC.

                  99.1                Press Release dated January 16, 2003.




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                                   SIGNATURES
                                   ----------


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     NESTOR, INC.
                                       ----------------------------------------
                                                     (Registrant)



                                       By:   /s/ Nigel P. Hebborn
                                          --------------------------------------
                                           Nigel P. Hebborn
                                           President and Chief Executive Officer



Dated:     January 17 2003




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                                  EXHIBIT INDEX
                                  -------------


Exhibit No.       Document
-----------       --------

   10.41 Stock Purchase Agreement, dated as of January 15, 2003, by and between Nestor, Inc. and Silver Star Partners I, LLC.

   99.1           Press Release dated January 15, 2003.




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